UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2025

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34735	26-1251524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, Illinois, 60606
(Address of principal executive offices) (Zip Code)

(312) 292-5000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2025, Ryerson Holding Corporation, a Delaware corporation (“Ryerson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Ryerson, Crimson MS Corp., an Ohio corporation and a direct wholly owned subsidiary of Ryerson (“Merger Sub”), and Olympic Steel, Inc., an Ohio corporation (“Olympic”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Olympic (the “Merger”), with Olympic surviving the Merger as a wholly owned subsidiary of Ryerson. All defined terms used in this summary of the Merger Agreement that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

The Merger

Subject to the terms and conditions of the Merger Agreement, at the date and time the Merger becomes effective (the “Effective Time” and, such date, the “Closing Date”), each share of common stock, without par value per share, of Olympic (“Olympic Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) will be converted into and thereafter represent the right to receive 1.7105 shares of common stock (the “Exchange Ratio”), $0.01 par value per share, of Ryerson (the “Ryerson Common Stock”) (rounded down to the nearest whole share) and, if applicable, cash in lieu of fractional shares (the “Merger Consideration”).

Treatment of Stock-Based and Long-Term Cash Awards

As of the Effective Time, each time-based restricted stock unit with respect to shares of Olympic Common Stock granted by Olympic (each, an “Olympic RSU”) that is outstanding immediately prior to the Effective Time will be assumed by Ryerson and converted into a restricted stock unit award with respect to shares of Ryerson Common Stock (rounded down to the nearest whole share) equal to the product of (X) the number of shares of Olympic Common Stock subject to such Olympic RSU multiplied by (Y) the Exchange Ratio. Each assumed and converted Olympic RSU will remain subject to the same terms and conditions that applied to such Olympic RSU immediately prior to the Effective Time, including (1) accelerated vesting and payment as a result of the closing, if any, (2) any requirement for continued service, and (3) the holder’s right to make an election, to receive cash in lieu of shares. If a holder of an Olympic RSU elects to receive a cash settlement pursuant to the terms of an applicable Olympic RSU award agreement, such cash payment will equal the product of (x) the number of shares of Ryerson Common Stock subject to the assumed and converted restricted stock unit award multiplied by (Y) the closing price per share of Ryerson Common Stock on the Closing Date. Any such cash payments will be paid by Olympic (or one of its affiliates) through its regular payroll practices within 30 days following the Closing Date.

As of the Effective Time, each Olympic RSU that was contributed to and used to fund a participant’s account balance in Olympic’s Supplemental Executive Retirement Plan (“SERP”) will be canceled and converted into a cash amount equal to (A) the product of (X) the number of shares of Olympic Common Stock subject to such Olympic RSU, multiplied by (Y) the Exchange Ratio, multiplied by (B) the closing price per share of Ryerson Common Stock on the Closing Date. The converted cash amount will be credited to the participant’s SERP account, subject to the payment timing requirements and other terms of the SERP.

As of the Effective Time, each performance stock unit with respect to shares of Olympic Common Stock granted by Olympic (each, an “Olympic PSU”) that is outstanding immediately prior to the execution of the Merger Agreement will be canceled and converted into the right to receive a cash payment equal to (i) the product of (A) the number of shares of Olympic Common Stock subject to such Olympic PSU (assuming achievement based on actual performance for outstanding Olympic PSUs granted in 2023 and deemed target levels of performance for outstanding Olympic PSUs granted in 2024 and 2025), multiplied by (B) the Exchange Ratio, multiplied by (ii) the closing price per share of Ryerson Common Stock on the Closing Date, to be paid in cash by Olympic (or one of its affiliates) through its regular payroll practices within 30 days following the Closing Date. Each Olympic PSU that is granted following the execution of the Merger Agreement that is outstanding immediately prior to the Effective Time will be assumed by Ryerson and converted into a performance-based vesting restricted stock unit covering that number of whole shares of Ryerson Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Olympic Common Stock subject to such Olympic PSU multiplied by (B) the Exchange Ratio and will remain subject to the same terms and conditions that applied to such Olympic PSU immediately prior to the Effective Time (including continued service requirements and performance-based vesting conditions).

As of the Effective Time, each restricted stock award with respect to shares of Olympic Common Stock granted by Olympic (each, an “Olympic RSA”) that is outstanding immediately prior to the execution of the Merger Agreement will vest immediately prior to the Effective Time. Each restricted stock award granted following the date on which the Merger Agreement is executed will vest on a prorated basis based on the number of days that elapse between January 1 of the calendar year in which the grant date occurs and the Effective Time. At the Effective Time, each Olympic RSA that vests in connection with the closing will be canceled and converted into the right to receive the Merger Consideration and all outstanding and unvested Olympic RSAs will be automatically canceled and forfeited for no consideration.

As of the Effective Time, each time-based long-term cash incentive award granted under the Olympic C-Suite Long Term Incentive Plan that is outstanding immediately prior to the Effective Time will be assumed by Ryerson and remain subject to the same terms and conditions that applied to such time-based long-term cash incentive award immediately prior to the Effective Time (including any requirement for continued service).

As of the Effective Time, each performance-based cash award granted under the Olympic C-Suite Long Term Incentive Plan prior to the date on which the Merger Agreement is executed that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash payment equal to the amount that would be owed under such performance-based cash award (based on actual performance levels for outstanding performance-based cash awards granted in 2023 and deemed target levels of performance for outstanding performance-based cash awards granted in 2024 and 2025) to be paid in cash in accordance with Olympic’s (or one of its affiliates’) regular payroll practices within 30 days following the Closing Date. Each performance-based cash award that is granted following the execution of the Merger Agreement that is outstanding immediately prior to the Effective Time will be assumed by Ryerson and converted into a performance-based cash award and will remain subject to the same terms and conditions that applied to such performance-based cash award immediately prior to the Effective Time (including any requirement for continued service and performance-based vesting conditions).

At the Effective Time, each phantom stock award granted under the Olympic Amended and Restated 2007 Omnibus Incentive Plan (the “Olympic Stock Plan”) that is outstanding immediately prior to the Effective Time (“Olympic Phantom Award”) will be assumed by Ryerson and converted into a phantom stock award with phantom units (rounded down to the nearest whole unit) with respect to shares of Ryerson Common Stock equal to the product of (A) the number of phantom units subject to such Olympic Phantom Award multiplied by (B) the Exchange Ratio (“Assumed Phantom Award”) and will otherwise remain subject to the same terms and conditions that applied to such Olympic Phantom Award immediately prior to the Effective Time, provided, that (i) a portion of each Assumed Phantom Award will vest on a prorated basis based on the number of days completed in the applicable performance period through the Effective Time, and the vested portion will be paid in cash within 30 days following the Closing Date in accordance with Olympic’s (or one of its affiliates’) regular payroll practices, based on the per-share closing price of Ryerson Common Stock on the Closing Date and (ii) a portion of the Assumed Phantom Award that does not vest at the Effective Time will be assumed and remain outstanding and will remain subject to the same terms and conditions that applied to the Assumed Phantom Award immediately prior to the Effective Time (including, the requirement of continued service through the last day of the applicable performance period).

At the Effective Time, all other long-term cash awards granted under the Olympic Stock Plan will be treated in accordance with the terms of the applicable plan or award agreement, including awards outstanding under the Metal-Fab Manager Long-Term Incentive Plan and Metal-Fab Manager Retention Incentive Plan, which will remain outstanding and eligible to vest in accordance with, and subject to, the terms thereof, including (i) a portion of the award will vest on a prorated based on the number of days in the performance period that have been completed on the Closing Date and (ii) the portion of the award that does not vest at the Effective Time will continue to be outstanding and subject to the same terms and conditions that applied prior to the Effective Time (including continued service requirements through the last day of the applicable performance period). The vested portion of any such award will be paid in cash within 30 days following the Closing Date in accordance with Olympic’s (or one of its affiliates’) regular payroll practices.

Post-Closing Governance

In connection with the consummation of the Merger, Ryerson will increase the size of Ryerson’s board of directors (the “Ryerson Board”) to 11 directors, consisting of seven incumbent directors of Ryerson and four directors designated in writing by Olympic and reasonably acceptable to Ryerson at least ten business days prior to the closing of the Merger from among the directors then serving on the Olympic Board (collectively, the “Olympic Director Nominees”). In the event that the Closing occurs prior to the mailing of the proxy statement for Ryerson’s annual meeting of stockholders for 2026, Ryerson has agreed to take such actions as may be necessary to nominate each Olympic Director Nominee to the Ryerson Board, to the extent such Olympic Director Nominee’s term expires as of Ryerson’s annual meeting of stockholders for 2026.

In addition, in connection with the consummation of the Merger, Ryerson will take all actions necessary to cause Richard Marabito to be appointed as the President and Chief Operations Officer of Ryerson, Andrew Greiff to be appointed as the Executive Vice President of Ryerson and President of Olympic, Richard Manson to be appointed the Senior Vice President of Finance of Ryerson and Zachary Siegal to be appointed as the Senior Vice President of Business Development of Ryerson.

Conditions to the Merger

Completion of the Merger is subject to the satisfaction or waiver of certain conditions including (a) the adoption of the Merger Agreement by the Olympic shareholders; (b) the approval of the issuance of shares of Ryerson Common Stock in connection with the Merger by Ryerson’s stockholders; (c) the effectiveness of Ryerson’s registration statement on Form S-4; (d) the approval for listing the shares of Ryerson Common Stock issuable to the stockholders of Olympic pursuant to the Merger Agreement on the NYSE; (e) the receipt of approvals under the HSR Act; (f) the absence of any law or order prohibiting the consummation of the Merger; (g) a customary “bringdown” of Ryerson’s and Olympic’s representations and warranties; (h) compliance by Ryerson and Olympic with the covenants in the Merger Agreement to the applicable standard set forth therein, (i) the receipt of certain legal opinions as to tax matters by the parties and (j) the absence of a material adverse effect on either Ryerson or Olympic.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of Ryerson and Olympic relating to their respective businesses and public filings. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Ryerson and Olympic to conduct their businesses in the ordinary course of business consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

Ryerson and Olympic have each agreed to customary non-solicitation obligations related to soliciting or engaging in any discussions or negotiations regarding competing proposals. Notwithstanding such non-solicitation obligations, prior to obtaining stockholder approval and under certain specified circumstances, the Ryerson Board or the Olympic Board, in each case, may change its recommendation of the transaction and Olympic may terminate the Merger Agreement in connection with any such change in recommendation of the Olympic Board.

Termination

The Merger Agreement contains provisions granting each of Ryerson and Olympic the right to terminate the Merger Agreement under specified circumstances, including: (a) if a permanent legal prohibition enjoins the consummation of the Merger; (b) if the Merger is not completed by April 28, 2026 (which date may be extended to July 28, 2026 if certain regulatory approvals have not been obtained); (c) if either party fails to obtain stockholder approval; (d) by Olympic, if, prior to Olympic receiving shareholder approval, Olympic enters into a definitive written agreement providing for the consummation of a Superior Proposal (as defined in the Merger Agreement) in accordance with Section 5.4 of the Merger Agreement; (e) by either Olympic or Ryerson, as applicable, if the other party has breached its representations or warranties or failed to perform its covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to cure rights of the breaching party; (f) by Olympic if Ryerson’s board of directors makes a Parent Adverse Recommendation Change; (g) by Ryerson, if Olympic’s board of directors makes a Company Adverse Recommendation Change; or (h) by either Olympic or Ryerson, as applicable, if the other party committed a willful and material breach of its non-solicitation obligations.

If the Merger Agreement is terminated due to Ryerson’s board of directors changing or withdrawing its recommendation in connection with the Merger, or due to Ryerson committing a willful and material breach of its non-solicitation obligations, Ryerson will be required to pay to Olympic $15 million. If the Merger Agreement is terminated due to Olympic’s board of directors changing its recommendation in connection with the Merger, or due to Olympic committing a willful and material breach of its non-solicitation obligations, then Olympic will be required to pay Ryerson $15 million. In addition, if the Merger Agreement is terminated due to either party’s failure to obtain stockholder approval (and Ryerson’s board of directors has not changed or withdrawn its recommendation in connection with the Merger), Ryerson or Olympic, as applicable, will be required to reimburse the other party for its expenses incurred in connection with the transaction in an amount not to exceed $10 million.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide securityholders and investors with information regarding its terms. It is not intended to provide any other factual information about Ryerson, Olympic or any other person. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders. Securityholders and investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ryerson or Olympic. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ryerson’s or Olympic’s public disclosures.

Item 5.02	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

Ryerson Board Changes and Officer Appointments

In connection with the Closing of the Merger Agreement, Stephen Larson, a director of Ryerson, notified Ryerson of his intent to resign from the Ryerson Board, effective upon the closing of the Merger. The resignation is not the result of any disagreements with Ryerson relating to Ryerson’s operations, policies or practices.

Upon Closing, Michael Siegal, age 72, will be appointed as the Chair of the Ryerson Board. In connection with Mr. Siegal’s expected appointment to the Ryerson Board, Ryerson and Mr. Siegal entered into a letter agreement (the “Board Chair Letter Agreement”). As set forth in the Board Chair Letter Agreement, at the Effective Time there will be no changes to Mr. Siegal’s compensation.

There are no arrangements or understandings between Mr. Siegal and any other persons pursuant to which he was selected to be the Chair of the Ryerson Board, other than as set forth in the Merger Agreement and the Board Chair Letter Agreement. There are no family relationships between Mr. Siegal and any previous or current officers or directors of Ryerson. Pursuant to the Merger Agreement, Ryerson agreed to appoint, subject to and effective upon the Closing, Zachary Siegal, the son of Mr. Siegal, as the Senior Vice President, Business Development of Ryerson. Upon appointment, Zachary Siegal will be compensated in a manner that is appropriate for his responsibilities and experience. Except as set forth herein, there are no related party transactions with respect to Mr. Siegal reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Board Chair Letter Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Board Chair Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

President, Chief Operating Officer Appointee

Contingent and effective upon the Effective Time, on October 28, 2025, Ryerson and Olympic entered into a Letter Agreement (the “Letter Agreement”), with Richard Marabito, Chief Executive Officer of Olympic, pursuant to which Mr. Marabito will be appointed as the President and Chief Operating Officer of Ryerson at the Effective Time. Mr. Marabito, age 61, has served as the Chief Executive Officer of Olympic since January 2019. From March 2000 through December 2018, Mr. Marabito served as Olympic’s Chief Financial Officer. Mr. Marabito joined Olympic in 1994 as Corporate Controller and served in this capacity until March 2000. Mr. Marabito also served as Treasurer from 1994 through 2002 and again from 2010 through 2012. Prior to joining Olympic, Mr. Marabito served as Corporate Controller for a publicly traded wholesale distribution company and was employed by a national accounting firm in its audit department. Mr. Marabito currently serves on the board of the American Iron and Steel Institute and on the Board of Trustees for the University of Mount Union. Since August 2021, Mr. Marabito has served on the Board and currently serves as the Chair of the Audit Committee of CBIZ, Inc., one of the nation’s top providers of accounting, tax and advisory services.

Pursuant to the Letter Agreement, at the Effective Time Mr. Marabito will be entitled to receive a one-time sign on award with a grant date fair value of $3,880,000 restricted stock units, which will vest on the third anniversary of the Closing, subject to Mr. Marabito’s continued employment through such date. There will be no additional changes to Mr. Siegal’s compensation arrangements as a result of this appointment at this time.

There are no arrangements or understandings between Mr. Marabito and any other persons pursuant to which he was selected as President and Chief Operating Officer of Ryerson, other than as set forth in the Merger Agreement and the Letter Agreement. There are no family relationships between Mr. Marabito and any previous or current officers or directors of Ryerson, and there are no related party transactions with respect to Mar. Marabito reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Letter Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. Forward-looking statements are not statements of historical fact and reflect Ryerson’s and Olympic’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the proposed transaction involving Ryerson and Olympic, including future financial and operating results, Ryerson’s and Olympic’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the proposed transaction, and other statements that are not historical facts. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite Ryerson and Olympic shareholder approvals; the risk that Ryerson and Olympic may be unable to obtain governmental and regulatory approvals required for the proposed transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the risk that an event, change or other circumstance could give rise to the termination of the proposed transaction; the risk that a condition to the consummation of the proposed transaction may not be satisfied; the risk of delays in completing the proposed transaction, including as related to any government shutdown; the risk that the businesses will not be integrated successfully or will be more costly or difficult than expected; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected or that the proposed transaction may be less accretive than expected; the risk that the merger will not provide shareholders with increased earnings potential; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Ryerson’s common stock; the risk of litigation related to the proposed transaction; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the proposed transaction; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; adverse economic conditions; highly cyclical fluctuations resulting from, among others, seasonality, market uncertainty, and costs of goods sold; each company’s ability to remain competitive and maintain market share in the highly competitive and fragmented metals distribution industry; managing the costs of purchased metals relative to the price at which each company sells its products during periods of rapid price escalation or deflation; customer, supplier and competitor consolidation, bankruptcy or insolvency; the impairment of goodwill that could result from, among other things, volatility in the markets in which each company operates; the impact of geopolitical events; future funding for postretirement employee benefits may require substantial payments from current cash flow; the regulatory and other operational risks associated with our operations located outside of the United States; currency rate fluctuations; the adequacy of each company’s efforts to mitigate cyber security risks and threats; reduced production schedules, layoffs or work stoppages by each company’s own, its suppliers’, or customers’ personnel; any underfunding of certain employee retirement benefit plans and the actual costs exceeding current estimates; prolonged disruption of each company’s processing centers; failure to manage potential conflicts of interest between or among customers or suppliers of each company; unanticipated changes to, or any inability to hire and retain key personnel at either company; currency exchange rate fluctuations; the incurrence of substantial costs of liabilities to comply with, or as a result of, violations of environmental laws; the risk of product liability claims; either company’s indebtedness or covenants in the instruments governing such indebtedness; the influence of a single investor group over the either company’s policies and procedures; and other risks inherent in Ryerson’s and Olympic’s businesses and other factors described in Ryerson’s respective filings with the Securities and Exchange Commission (the “SEC”). Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by Ryerson and Olympic, or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Forward-looking statements are based on the estimates and opinions of management as of the date of this Current Report on Form 8-K; subsequent events and developments may cause their assessments to change. Neither Ryerson nor Olympic undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law and they specifically disclaim any obligation to do so. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Ryerson and Olympic intend to file a joint proxy statement with the SEC and Ryerson intends to file with the SEC a registration statement on Form S-4 that will include the joint proxy statement of Ryerson and Olympic and that will also constitute a prospectus of Ryerson. Each of Ryerson and Olympic may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Olympic or Ryerson may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Ryerson and Olympic. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OLYMPIC, RYERSON, AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Olympic, Ryerson and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Ryerson may be obtained free of charge by directing a request by mail to Ryerson’s Corporate Secretary at Ryerson Holding Corporation, Attention: Secretary, 227 W. Monroe St., 27th Floor, Chicago, Illinois, 60606. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Olympic may be obtained free of charge by directing a request by mail to Olympic’s Chief Financial Officer at Olympic Steel, Inc., 22901 Millcreek Boulevard, Suite 650, Highland Hills, OH, Attention: Chief Financial Officer.

PARTICIPANTS IN THE SOLICITATION

Olympic, Ryerson and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about Olympic’s directors and executive officers is available in Olympic’s proxy statement dated March 28, 2025 for its 2025 Annual Meeting of Shareholders. Information about Ryerson’s directors and executive officers is available in Ryerson’s proxy statement dated March 5, 2025, for its 2025 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement on Form S-4, including the joint proxy statement/prospectus, and all other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the registration statement on Form S-4, including the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Crimson MS Corp., and Olympic Steel, Inc.

10.1	Letter Agreement, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Olympic Steel, Inc. and Michael Siegal.

10.2	Letter Agreement, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Olympic Steel, Inc. and Richard Marabito.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) and (a)(6) of Regulation S-K. Ryerson hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON HOLDING CORPORATION

Date: October 29, 2025	By:	/s/ James J. Claussen
	Name:	James. J. Claussen
	Title:	Executive Vice President and Chief Financial Officer